Exhibit 99.1

BED BATH & BEYOND INC. ANNOUNCES NEXT STEPS IN ACCELERATED RESTRUCTURING PLAN

Workforce Reduction Expected to Deliver Approximately $150 Million in Annualized SG&A Savings;

Represents a Key Component of Previously Disclosed Restructuring Plan Expected to Deliver $250 to $350

Million in Annualized EBITDA Improvement Over the Next Two-to-Three Years;

Repositions the Company to Better Serve Customers in a Digital-First Shopping Environment

UNION, N.J., August 25, 2020 – Bed Bath & Beyond Inc. (Nasdaq: BBBY) today announced a major realignment of its organizational structure, estimated to generate future annual pre-tax cost savings of approximately $150 million. This represents a portion of the anticipated savings from the previously disclosed comprehensive restructuring plan, which is expected to deliver annualized improvement in Earnings before Interest, Income Taxes, Depreciation and Amortization (EBITDA) of between approximately $250 million to $350 million, excluding one-time costs, over the next two-to-three years.

The realignment will further simplify the Company’s operations, support investment in its strategic growth plans, and provide additional financial flexibility. The changes will help fund a number of growth initiatives to enhance the omni-always shopping experience in store and online, building on the recent introduction of Buy-Online-Pickup-In-Store (BOPIS) and Curbside Pickup services, in addition to supporting plans to launch an array of new customer-inspired owned brands in 2021 and deliver an end-to-end transformation of the Company’s supply chain.

Organizational Realignment

In conjunction with the organizational realignment, the Company has implemented a significant workforce reduction of approximately 2,800 roles from across its corporate headquarters and retail banner stores, effective immediately. This action is designed to further reduce layers at the corporate level, significantly reposition field operations to better serve customers in a digital-first shopping environment, as well as realign technology, supply chain and merchandising teams to support strategic growth initiatives.

In line with previously disclosed statements, these organizational changes are estimated to generate future annual pre-tax cost savings of approximately $150 million, excluding one-time costs and a portion for reinvestment, and is in addition to the expected $85 million in SG&A savings associated with the strategic restructuring program announced in February 2020. The Company expects to incur pre-tax cash restructuring charges of approximately $25 million in fiscal 2020, primarily for severance and related costs in conjunction with these changes, all of which will be expensed in the fiscal 2020 second quarter.

This action represents a portion of the anticipated savings from the previously disclosed comprehensive restructuring plan, which is expected to deliver annualized EBITDA improvement of between approximately $250 million to $350 million, excluding one-time costs, over the next two-to-three years through a robust store optimization project and annual savings from product sourcing through renegotiations with existing vendors. In addition to these cost savings, the Company expects to generate deeper assortment, sourcing and supply chain opportunities as it pursues growth in owned brands.

Bed Bath & Beyond’s President and CEO, Mark Tritton said, “Saying goodbye to colleagues and friends is incredibly difficult, but this component of our comprehensive restructuring program is critical to rebuild the foundation of our business, construct a modern, balanced and durable business model, and meet the structural shift in customer shopping and service preferences that we have seen accelerate as a result of COVID-19. Today’s action forms part of a series of changes we are making to reduce the cost of our business, further simplify our operations and support our teams so we can emerge from the pandemic in an even stronger position.

“We have made significant progress this year and these purposeful interventions are designed to allow us to maintain our financial flexibility and re-invest where it matters most to our customers and our people. As we work to re-establish our authority in Home, Baby, Beauty and Wellness, we are encouraged by the strong customer response to new services such as BOPIS and Curbside Pickup, and the continued strength in our digital channels as we improve the curation of our product assortment, enhance the ease and convenience of the shopping experience, and make it easier to feel at home.”

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of domestic merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Non-GAAP Financial Measures

The Company is not providing a reconciliation of its estimate of improved EBITDA as a result of the ongoing restructuring program to the most directly comparable measure prepared in accordance with GAAP, because the Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s progress and anticipated progress towards its long-term objectives and the success of its cost restructuring program and estimates as to the components thereof. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with COVID-19 and the governmental responses to it, including its impacts across the Company’s businesses on demand and operations, as well as on the operations of the Company’s suppliers and other business partners, and the effectiveness of the Company’s actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments, including the Company’s strategic restructuring program; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, and other factors such as natural disasters, such as pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company’s plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. Except as required by law, the Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT: Dominic Pendry, (347) 604-0381 or dominic.pendry@bedbath.com